Exhibit 32.1

DARIOHEALTH CORP.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of DarioHealth Corp. (the “Company”) on Form 10-Q for the period ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Erez Raphael, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, that to my knowledge:

(1)            The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)            The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Erez Raphael
Erez Raphael
Chief Executive Officer
(Principal Executive Officer)

November 14, 2022